Exhibit 99.1
THE REALREAL ANNOUNCES SECOND QUARTER 2021 RESULTS
Q2 GMV Increased 91% Y/Y to $350 million
Q2 Total Revenue Increased 83% Y/Y to $105 million
Q2 Gross Profit Per Order Improved $9 Q/Q to $94 Per Order

SAN FRANCISCO, Aug. 9, 2021 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its second quarter ended June 30, 2021. The company reported another quarter of strong growth, driving its highest quarterly gross merchandise volume (GMV) to date in Q2, increasing 91% Y/Y and 53% compared to the same period in 2019. The RealReal also achieved its highest quarterly additions of both new and repeat consignors to its marketplace to date.

“We’re pleased to report another quarter of strong growth and believe the strength of the current trends in the business will continue for the balance of this year and into next year. In addition to our GMV growth and improved gross profit per order, the efficiency of our operations and marketing continue to improve — all key elements of our path to profitability,” said Julie Wainwright, founder and CEO of The RealReal.

In Q2, The RealReal executed a number of key initiatives to support efficient growth. The company resumed at-home concierge appointments, with overall units per appointment exceeding pre-COVID levels and resulting in at-home representing 38% of total units in June. The RealReal also drove increased supply through its expanding brick-and-mortar presence, with retail stores generating approximately 30% of new consignors in Q2. With the opening of neighborhood stores in Austin, Texas; Dallas; and Atlanta; followed by an additional opening in Marin County, Calif., at the start of Q3, the company now operates nine neighborhood stores and plans to open one or two more over the coming months.

“Our retail stores continue to perform very well, particularly in driving new consignor acquisition and supply. Following the expansion of our neighborhood store footprint, we plan to pause our retail rollout to optimize performance and gather data to inform our future rollout strategy,” continued Wainwright.

The RealReal also released the next generation of its authentication and pricing engines in Q2, part of its investment in technology to further differentiate its business, drive efficiencies in its operations and enable significant future scale. To accommodate future growth with improved unit economics, The RealReal opened its Arizona authentication center in Q2. The facility opened on time and under budget and started processing product in Phoenix in late June. The company plans to create more than 1,500 local, full-time green jobs in Arizona over the next five years, offering competitive pay, rewards and benefits.
Second Quarter Financial Highlights
•GMV was $350.0 million, an increase of 91% Y/Y and 53% compared to the same period in 2019.
•Total Revenue was $104.9 million, an increase of 83% Y/Y and 46% compared to the same period in 2019.
•Net Loss was ($70.7 million) and includes a charge of approximately $11.0 million that was recorded as an accrued legal settlement.
•Adjusted EBITDA was ($32.9) million or (31.4%) of total revenue. Adjusted EBITDA includes $1.1 million of COVID-related expenses and $0.8 million of duplicative occupancy expense associated with our Arizona authentication center move from California.
•GAAP basic and diluted net loss per share was ($0.78).
•Non-GAAP basic and diluted net loss per share was ($0.50).
•At the end of the second quarter, cash and cash equivalents totaled $491.6 million.

•GMV growth driven by strong supply growth and buyer engagement:

◦Trailing 12 months (TTM) active buyers reached 730K, an increase of 19% Y/Y and 48% compared to the same period in 2019.
◦TTM GMV per active buyer increased 3% Y/Y to approximately $1,675 and is approaching pre-COVID levels.
◦Orders reached 673K, an increase of 53% Y/Y and 33% compared to the same period in 2019.
◦AOV was $520, an increase of 25% Y/Y and 15% compared to the same period in 2019. The primary driver of the higher AOV was a 17% Y/Y increase in average selling price (ASP). ASP benefited from strength in the watch and fine jewelry categories and strong demand in high-value handbags. Units per transaction (UPT) increased 7% Y/Y and exited the quarter above pre-COVID levels.
◦GMV from repeat buyers was 84.5% compared to 82.3% in the second quarter of 2020.
•Revenue growth driven by GMV growth, with all-time high AOV offset by lower take rate:
◦Consignment and Service Revenue was $82.4 million, an increase of 76% Y/Y and 38% compared to the same period of 2019.
◦Direct Revenue was $22.5 million, an increase of 113% Y/Y and 85% compared to the same period in 2019.
◦Consignment Take Rate decreased 150bps Y/Y to 34.5%, reflecting strong performance on a relative basis from structurally lower-take-rate categories.
•Gross Profit per Order increases 11% Q/Q from a 42% Q/Q reduction in buyer incentives and high AOV:
◦Gross Profit was $63.4 million, an increase of 78% Y/Y and 38% compared to the same period of 2019.
◦Gross Profit per Order improved $9 Q/Q to $94 per order.
•Reducing fashion’s impact:
◦Since The RealReal’s inception in 2011 through June 30, 2021, consignment with The RealReal saved 20,200 metric tons of carbon and 976 million liters of water.
Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results in lieu of a live presentation and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its first quarter financial results, the stockholder letter and the supporting slides. Investors and analysts can access the call by dialing (866) 996-5385 in the U.S. or (270) 215-9574 internationally. The passcode for the call is 4829565. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and the supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 23 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women’s and men’s fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 17 retail locations, including our 13 shoppable stores, customers can sell, meet with our experts and receive free valuations.
Investor Relations Contact:
Paul Bieber

Head of Investor Relations and Capital Markets
paul.bieber@therealreal.com
Press Contact:
Erin Santy
Head of Communications
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including the amounts of our operating expense and capital expenditure investments or reductions and our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of the COVID-19 pandemic and the recent social unrest. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic and the recent social unrest on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, a copy of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted, and Contribution Profit. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Consignment and service revenue	$82,452	$46,768	$157,534	$111,854
Direct revenue	22,460	10,523	46,195	23,466
Total revenue	104,912	57,291	203,729	135,320
Cost of revenue:
Cost of consignment and service revenue	21,524	12,860	41,638	30,949
Cost of direct revenue	19,975	8,760	40,340	19,714
Total cost of revenue	41,499	21,620	81,978	50,663
Gross profit	63,413	35,671	121,751	84,657
Operating expenses:
Marketing	13,109	9,639	28,670	22,561
Operations and technology	59,837	36,543	111,771	77,280
Selling, general and administrative	44,264	32,559	87,592	66,553
Legal settlement	11,000	—	11,288	1,110
Total operating expenses (1)	128,210	78,741	239,321	167,504
Loss from operations	(64,797)	(43,070)	(117,570)	(82,847)
Interest income	107	616	194	1,902
Interest expense	(6,006)	(384)	(9,302)	(404)
Other income (expense), net	—	(97)	17	(89)
Loss before provision for income taxes	(70,696)	(42,935)	(126,661)	(81,438)
Provision (benefit) for income taxes	27	55	55	55
Net loss attributable to common stockholders	$(70,723)	$(42,990)	$(126,716)	$(81,493)
Net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(0.49)	$(1.40)	$(0.94)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	91,062,220	87,064,384	90,555,963	86,826,590

(1) Includes stock-based compensation as follows:
Marketing	$560	$335	$1,296	$523
Operating and technology	5,550	2,852	10,246	4,330
Selling, general and administrative	6,703	2,942	12,190	4,686
Total	$12,813	$6,129	$23,732	$9,539

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$491,648	$350,846
Short-term investments	—	4,017
Accounts receivable, net	5,808	7,213
Inventory	59,078	42,321
Prepaid expenses and other current assets	17,634	17,072
Total current assets	574,168	421,469
Property and equipment, net	78,157	63,454
Operating lease right-of-use assets	141,360	118,136
Other assets	2,816	2,050
Total assets	$796,501	$605,109
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,533	$14,346
Accrued consignor payable	55,035	57,053
Operating lease liabilities, current portion	15,610	14,999
Other accrued and current liabilities	76,669	61,862
Total current liabilities	160,847	148,260
Operating lease liabilities, net of current portion	139,419	115,084
Convertible senior notes, net	340,194	149,188
Other noncurrent liabilities	1,762	1,284
Total liabilities	642,222	413,816
Stockholders’ equity:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 91,459,505 and 89,301,664 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	813,015	723,302
Accumulated other comprehensive income	—	11
Accumulated deficit	(658,737)	(532,021)
Total stockholders’ equity	154,279	191,293
Total liabilities and stockholders’ equity	$796,501	$605,109

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(126,716)	$(81,493)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	11,806	8,756
Stock-based compensation expense	23,732	9,539
Reduction of operating lease right-of-use assets	9,788	8,059
Bad debt expense	482	474
Accrued interest on convertible notes	894	—
Accretion of debt discounts and issuance costs	5,803	169
Other adjustments	46	(224)
Changes in operating assets and liabilities:
Accounts receivable, net	923	993
Inventory	(16,757)	3,203
Prepaid expenses and other current assets	(633)	(1,321)
Other assets	(766)	(394)
Operating lease liability	(8,066)	(4,842)
Accounts payable	(1,873)	(5,529)
Accrued consignor payable	(2,018)	(17,937)
Other accrued and current liabilities	14,621	(5,624)
Other noncurrent liabilities	418	(410)
Net cash used in operating activities	(88,316)	(86,581)
Cash flow from investing activities:
Purchases of short-term investments	—	(73,280)
Proceeds from maturities of short-term investments	4,000	176,802
Capitalized proprietary software development costs	(4,821)	(3,779)
Purchases of property and equipment	(20,642)	(10,861)
Net cash (used in) provided by investing activities	(21,463)	88,882
Cash flow from financing activities:
Proceeds from issuance of 2025 convertible senior notes, net of issuance costs	—	166,314
Purchase of capped calls in conjunction with the issuance of the 2025 convertible senior notes	—	(22,546)
Proceeds from issuance of 2028 convertible senior notes, net of issuance costs	278,396	—
Purchase of capped calls in conjunction with the issuance of the 2028 convertible senior notes	(33,666)	—
Proceeds from exercise of stock options	4,759	4,354
Proceeds from issuance of Employee Stock Purchase Program	1,092	—
Taxes paid related to restricted stock vesting	—	(521)
Net cash provided by financing activities	250,581	147,601
Net increase in cash and cash equivalents	140,802	149,902
Cash and cash equivalents
Beginning of period	350,846	154,446
End of period	$491,648	$304,348

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation:
Net loss	$(70,723)	$(42,990)	$(126,716)	$(81,493)
Depreciation and amortization	6,371	4,611	11,806	8,756
Stock-based compensation	12,813	6,129	23,732	9,539
Payroll tax expense on employee stock transactions (1)	216	—	722	—
Legal settlement (2)	11,000	—	11,288	1,110
Restructuring charges (3)	1,503	442	1,503	442
Interest income	(107)	(616)	(194)	(1,902)
Interest expense	6,006	384	9,302	404
Other (income) expense, net	—	97	(17)	89
Provision for income taxes	27	55	55	55
Adjusted EBITDA	$(32,894)	$(31,888)	$(68,519)	$(63,000)
(1) We exclude employer payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding our operating results. In particular, this expense is dependent on the price of our common stock at the time of vesting or exercise, which may vary from period to period, and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items. Similar charges were not adjusted in prior periods as they were not material.
(2) On July 27, 2021, we filed a stipulation to settle the putative shareholder class action filed against us, our officers and directors and the underwriters for the Company's initial public offering alleging, among other things, that defendants violated federal securities laws by issuing false or misleading statements regarding certain of its financial and operating metrics and the Company’s authentication processes. The settlement stipulation is subject to preliminary and final approval by the court. The financial terms of the settlement stipulation provide that the Company will pay $11.0 million within thirty (30) days of the later of preliminary approval of the settlement or plaintiff’s counsel providing payment instructions.
(3) The restructuring charges for the three and six months ended June 30, 2021 comprise of the costs to transition operations from the Brisbane warehouse to our new Phoenix warehouse. The restructuring charges for the three and six months ended June 30, 2020 consist of COVID-19 related costs including employee severance.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(70,723)	$(42,990)	$(126,716)	$(81,493)
Stock-based compensation	12,813	6,129	23,732	9,539
Payroll tax expense on employee stock transactions	216	—	722	—
Legal settlement	11,000	—	11,288	1,110
Restructuring charges	1,503	442	1,503	442
Provision for income taxes	27	55	55	55
Non-GAAP net loss attributable to common stockholders	$(45,164)	$(36,364)	$(89,416)	$(70,347)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	91,062,220	87,064,384	90,555,963	86,826,590
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.50)	$(0.42)	$(0.99)	$(0.81)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash used in operating activities	$(40,508)	$(31,610)	$(88,316)	$(86,581)
Purchase of property and equipment and capitalized proprietary software development costs	(17,133)	(6,674)	(25,463)	(14,640)
Free Cash Flow	$(57,641)	$(38,284)	$(113,779)	$(101,221)

Key Financial and Operating Metrics:

	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30 2020	December 31, 2020	March 31, 2021	June 30, 2021
	(In thousands, except AOV and percentages)
GMV	$228,487	$252,766	$302,975	$257,606	$182,771	$245,335	$301,219	$327,327	$350,001
NMV	$164,782	$186,617	$219,508	$184,625	$139,797	$189,059	$223,390	$244,162	$256,509
Consignment and Services Revenue	$59,890	$69,067	$81,386	$65,086	$46,768	$64,152	$71,320	$75,082	$82,452
Direct Revenue	$12,139	$12,271	$11,209	$12,942	$10,523	$13,645	$15,512	$23,735	$22,460
Number of Orders	505	577	637	574	438	550	671	690	673
Take Rate	36.6%	36.8%	36.2%	36.2%	36.0%	35.4%	35.7%	34.3%	34.5%
Active Buyers	492	543	582	602	612	617	649	687	730
AOV	$453	$438	$476	$449	$417	$446	$449	$474	$520
% of GMV from Repeat Buyers	83.1%	81.8%	82.9%	84.4%	82.3%	82.9%	82.4%	83.6%	84.5%